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                                                                   Exhibit 3-286
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Microfilm Number     o         Filed with the Department of State on FEB 01 1993
                -----------

Entity Number     o                          /s/ [graphic omitted
             -----------                         -------------------------------
                                                  Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION FOR PROFIT
                                       OF


                          Walnut LTC Management, Inc.
                          ---------------------------
                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

XX Business-stock (15 Pa. CS. ss.1306)         __Management (15 Pa. CS. ss.2702)
__Business-nonstock (15 Pa. C.S. ss.2102)    __Professional (15 Pa.C.S. ss.2903)
__Business-statutory close (15 Pa.C.S. ss.2303) __Insurance (15 Pa.C.S. ss.3101)

                     _____Cooperative (15 Pa.C.S. ss. 7102)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

                                           Walnut LTC Management, Inc.
1.   The name of the corporation is:___________________________________________

_______________________________________________________________________________

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a) ______________________________________________________________________
         Number and Street      City      State      Zip      Country

                C T Corporation System                            Philadelphia
     (b)  c/o: ________________________________________________________________
                Name of Commercial Registered office Provider         County

     For a corporation represented by a commercial registered office provider, the country in (b) shall be deemed the country in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

                                                    1,000 ($1 Par)
4. The aggregate number of shares authorized is: _______________ (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any of each incorporator is:

     Name                                Address

     Mary L. Nippell                     Mesirov, Gelman, et als
     ___________________________         ______________________________________
                                         1735 Market Street, 38th Floor
                                         Philadelphia, PA 19103
     ___________________________         ______________________________________

6.   The specified effective date, if any, is: ________________________________
                                               month  day  year  hour, if any

M.BURR KEIM COMPANY
(215) 583-8113 (800)533-8113
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DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

     ___________________________________________________________________________

10. In all elections for Directors, each shareholder entitled to vote shall be entitled to only on vote for each share held, it being intended hereby to deny to shareholders the right of cumulative voting in the election of Directors.

IN TESTIMONY WHEREOF, the incorporator(s) has signed these Articles of incorporation this 28th day of January 1993.


/s/ Mary L. Nippell
______________________________       _______________________________
      (Signature)                          (Signature)
Mary L. Nippell




M. BURR KEIM COMPANY                 93 FEB-1 PH 2:43
(215) 583-8113 (800) 533-8113        PA DEPT. OF STATE